UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

NEW ENTERPRISE STONE & LIME CO., INC.

(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77

New Enterprise, PA 16664

(Address of principal executive offices)

(814) 766-2211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2014, the Board of Directors (the “Board”) of New Enterprise Stone & Lime Co., Inc. (the “Company”) and the Compensation Committee of the Board (the “Committee”) approved the Incentive Compensation Guidelines (the “IC Guidelines”) for certain employees, including the Company’s Named Executive Officers.  Payouts under the IC Guidelines will be computed based upon Company performance at the end of the fiscal year and will be paid as set forth by the Board or the Committee.

The foregoing description of the terms and conditions of the IC Guidelines is only a summary and is qualified in its entirety by the full text of such document, a copy of which is filed as Exhibit 10.1 herewith and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

d) Exhibits.

No.	Description

10.1	New Enterprise Stone & Lime Co., Inc. Incentive Compensation Guidelines

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
Director and President, Chief Executive Officer and Secretary

Date: September 2, 2014

EXHIBIT INDEX

No.	Description

10.1	New Enterprise Stone & Lime Co., Inc. Incentive Compensation Guidelines